UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

December 17, 2015

(Date of Report)

December 15, 2015

(Date of Earliest Reported Event)

AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100; Raleigh, NC 27609

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2015, AmericaTowne, Inc. (the “Company”) entered into an Employment, Lock-Up and Options Agreement (the “Agreement”) with Mr. Juan Mendez to serve as the Company’s Vice President for Marketing USA Latin America and Latino Markets. After a three-month trial period of service to the Company, the balance of the term of the Agreement is for three years with an option held by the Company to extend employment for another year. The Company has agreed to issue 25,000 shares of common stock to Mr. Mendez in consideration of his services during the term following his three-month trial period. Additionally, the Company has agreed to provide Mr. Mendez options to acquire up to 20,000 shares of stock for each year he is employed by the Company for up to four years. To the extent the Company has sufficient cash flow and capital, the Company may elect to include money compensation to Mr. Wang for his services. The option will be disclosed on Form 3 with amendment following the actual issuance.

Mr. Juan Mendez a native of Mexico, and a resident of the United States is responsible for the Company’s development of Latin America and Latino operations. Since 2001, Mr. Mendez has been a business owner operating restaurants in Durham and Raleigh, North Carolina. Prior to the restaurant business, Mr. Mendez owned and operated an export business for four years. Mr. Mendez responsibilities with the Company include developing the export service business for Latin America.

In addition to restrictions under the 1933 Securities Act, Mr. Mendez has agreed to specific lock-up provisions once the Company issues him shares of common stock. He has agreed not to dispose or convey greater than ten-percent (10%) of his shares between the first day after the first year after issuance and the conclusion of the second year after issuance, and he shall not dispose or convey greater than twenty percent (20%) of the shares between the conclusion of the first year up to and after the first day of the third year after issuance. The lock-up period terminates immediately prior to the consummation of the first firm commitment underwritten public offering to an effective registration statement on Form S-1 (or its then equivalent) under the 1933 Securities Act, pursuant to which the aggregate price paid for the public to purchase of stock is at least $10.00, or on the third anniversary of the date of the agreement, whichever occurs first.

Exhibit	Description

(d) Exhibits

Exhibit	Description
10.1	Employment Agreement – Mr. Juan Mendez dated December 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC. By: /s/ Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: December 17, 2015